UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Under Rule 14a-12

                           FLAG FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, schedule or registration statement no.:

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      (4)   Date filed:
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

                                   [FLAG LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2005

To the Shareholders of Flag Financial Corporation:

      The 2005 Annual Meeting of Shareholders of Flag Financial Corporation (the "Company") will be held at 3475 Piedmont Road, N.E.; Suite 550; Atlanta, Georgia 30305 on May 17, 2005 at 1:00 p.m., for the purposes of:

      (1) Electing three directors to serve for the term indicated in the accompanying Proxy Statement;

      (2) Ratifying the appointment of Porter Keadle Moore, LLP as the Company's independent accountants for fiscal 2005; and

      (3) Transacting any other business as properly may come before the Annual Meeting or any adjournments of the meeting.

      The Board of Directors has set March 18, 2005, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

      I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box at the bottom of your proxy card so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible. Returning your proxy will help ensure the greatest number of shareholders is present either in person or by proxy. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

                                        By Order of the Board of Directors,


                                        Joseph W. Evans
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Atlanta, Georgia
April 1, 2005

      Please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope. You can spare your company the expense of further proxy solicitation by returning your proxy card promptly.

                           FLAG FINANCIAL CORPORATION

                               ------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2005

                               ------------------


                                  INTRODUCTION

Time and Place of the Meeting

         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2005 Annual Meeting of Shareholders of the Company to be held on May 17, 2005 at 1:00 p.m. local time at 3475 Piedmont Road, N.E.; Suite 550; Atlanta, Georgia 30305 and at any adjournment of the meeting.

Record Date and Mailing Date

      The close of business on March 18, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about April 1, 2005.

Number of Shares Outstanding

      As of the close of business on the Record Date, the Company had 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 8,522, 861 shares were outstanding. Each outstanding share is entitled to one vote on all matters to be presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

      The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. You should specify your choices with regard to the proposals on the proxy card. If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on your proxy card.

      If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your signed and dated proxy card will be voted FOR the election of the stated nominees to the board of directors. If any nominee for election to the board of directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the nominating committee of the board of directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

      Returning your proxy does not affect your right to vote in person if you attend the Annual Meeting. You can revoke your proxy at any time before it is voted by delivering to J. Daniel Speight, Secretary of the Company, at 3475 Piedmont Road, N.E.; Suite 550; Atlanta, Georgia 30305, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

      A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. We do not know of any competing nominees.

      Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

      Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on one or more other proposals are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Broker votes are permitted in connection with uncontested elections of directors and proposals to ratify the appointment of independent accountants, but are not permitted in connection with non-discretionary matters such as the approval of executive compensation plans. Because the only issue presented at the meeting will be the election of directors, broker non-votes will not exist in connection with this meeting.

      The ratification of our independent accountants and the approval of any other matter that may properly come before the Annual Meeting generally requires the affirmative vote of a majority of shares of common stock represented in person or by valid proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and would, therefore, have the effect of negative votes.

Solicitation of Proxies

      The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.


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

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Our Bylaws prescribe that our Board of Directors consist of six to 12 directors, with the specific number within that range to be set by the Board. The Board has set the number of directors at nine, which includes the three nominees and six remaining incumbents named in this Proxy Statement.

      The Board of Directors includes a Chairman and three Vice Chairmen. The Board has determined that the following current directors and director nominees are independent pursuant to NASDAQ Stock Market listing standards: William H. Anderson, II; H. Speer Burdette, III; John D. Houser; Quill O. Healey; and James
W. Johnson. The Board is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves staggered three-year terms. As a result, the term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class is elected by the shareholders each year at that time.

Nominees

      At this Annual Meeting, the terms of the current Class II directors will expire. The Nominating Committee of the Board of Directors, which consists of independent, non-management directors, has nominated each of the directors listed below to stand for election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a three-year term that will expire at the 2008 Annual Meeting of Shareholders and upon the election and qualification of their successors. The Class II Director nominees are:

                           Stephen W. Doughty
                           John D. Houser
                           James W. Johnson

      Proxies cannot be voted for a greater number of persons than the nominees named. If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Nominating Committee of the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the Board may allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

      The Board of Directors unanimously recommends that shareholders vote FOR the proposal to elect each of the director nominees described above.

Information Regarding Nominees and Continuing Directors

      The following table shows information regarding the three nominees to serve as directors, as well as the six incumbent directors whose terms as directors will continue following the Annual Meeting. Messrs. Doughty, Evans, Houser, Speight and Wiley will also serve as directors of Flag Bank, a wholly owned subsidiary of the Company. Except as otherwise indicated, each of the named persons has been engaged in his present principal occupation for more than five years. The ages shown are as of December 31, 2004.


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

                           Class II Director Nominees
                           For a Term Expiring in 2008

Name                       Age                 Business Information

Stephen W. Doughty         53      Mr. Doughty has served as the Company's Vice
                                   Chairman and Chief Risk Management Officer since November 2002 and as its Executive Vice
                                   President and Chief Risk Management Officer from February 2002 to November 2002. At the
                                   Bank level, he serves as Vice Chairman and Chief Risk Management Officer. He served as
                                   Chief Financial Officer and Chief Risk
                                   Management Officer of Century South Banks,
                                   Inc. from 2000 to January 2002 and as its Executive Vice President and Chief Credit
                                   Officer from 1997 to January 2002. Mr.
                                   Doughty served as Executive Vice President of
                                   Bank Corporation of Georgia from 1989 until its merger into Century South in 1997.

John D. Houser             56      Mr. Houser is a partner with Miller Ray
                                   Houser & Stewart LLP, a certified public accounting firm located in Atlanta, Georgia.
                                   He has headed its business valuation and litigation services team since 1992, with prior service at the firm from 1981 to 1986.
                                   From 1986 to 1992, he was involved in real estate development, and from 1974 to 1981, he was a tax manager with Arthur Andersen & Co.
                                   He has served as a director of the Company since 2004 and as a director of Flag Bank since 2003.

James W. Johnson           63      Mr. Johnson is owner and President of
                                   McCranie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment in Unadilla, Georgia. Mr. Johnson has served as a director of the Company since
                                   1998. He is the former Chairman of the Board of Middle Georgia Bankshares, Inc. and served as the Chairman of the Board of Citizens Bank from 1999 until December 2000. He currently serves as a trustee of Taylor Regional
                                   Hospital in Hawkinsville, Georgia and Rock
                                   Tenn Corporation in Norcross, Georgia.

                         Continuing Class III Directors
                              Term Expiring in 2006

Name                       Age                 Business Information

William H. Anderson, II    67      Mr. Anderson is Chairman and Chief Executive
                                   Officer of Southern Trust Corporation and various subsidiaries. He also served as Chairman of Century South Banks, Inc. from
                                   1997 to January 2002 and served as Chairman of Bank Corporation of Georgia prior to its 1997 merger into Century South.


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

Name                       Age                 Business Information

H. Speer Burdette, III     52      Since January 2003, Mr. Burdette has been
                                   President and General Manager of Callaway
                                   Foundation, Inc. and the Fuller E. Callaway
                                   Foundation and President of Charitable
                                   Services Company. He was previously an owner, director, Vice President and Treasurer of J.K. Boatwright & Co., P.C., an accounting firm in LaGrange, Georgia. He has served as a director of the Company since 1994.

J. Thomas Wiley, Jr.       52      Mr. Wiley has served as the Company's Vice
                                   Chairman and Chief Banking Officer since
                                   November 2002. He served as its Executive
                                   Vice President and Chief Banking Officer from
                                   February 2002 to November 2002 and has served as President and Chief Executive Officer of
                                   Flag Bank since February 2002. He also
                                   currently serves as Vice Chairman of the Bank. From 1999 to January 2002, he served as
                                   Executive Vice President and Chief Banking
                                   Officer of Century South Banks, Inc. He
                                   served as President and Chief Executive
                                   Officer of AmeriBank, N.A., a subsidiary of Century South Banks, Inc., from 1990 to 1999.
                                   Mr. Wiley served in various capacities with Bank Corporation of Georgia from 1982 to 1990 and with C&S National Bank from 1975 to 1982.

                            Class I Director Nominees
                              Term Expires in 2007

Name                       Age                 Business Information

Joseph W. Evans            55      Mr. Evans has served as the Company's
                                   Chairman and Chief Executive Officer since
                                   February 2002 and was additionally appointed as its President in November 2002. From 1997 to January 2000, he served as President, Chief Operating Officer and Chief Financial
                                   Officer of Century South Banks, Inc. and as its President and Chief Executive Officer from January of 2000 to January of 2002. He was previously employed by Bank Corporation of Georgia from 1980 to 1997, serving as President and Chief Executive Officer from
                                   1984 to 1997, at which time it merged with Century South Banks, Inc.

Quill O. Healey            65      Mr. Healey is Managing Director of Healey
                                   Investments, L.P., an investment holding company. He is a director of Assurance
                                   America Corporation and of Southern Trust
                                   Corporation in Atlanta, Georgia. Previously,
                                   Mr. Healey served as Chairman of Marsh USA,
                                   Inc. from 1998 until his retirement in
                                   November of 2001.

J. Daniel Speight          48      Mr. Speight has served as the Company's Vice
                                   Chairman since November 2002 and as its Chief
                                   Financial Officer and Secretary since July
                                   2002. From February 2002 to November 2002, he also served as President of the Company. At the Bank level, he served as Chairman from February 2002 until April 2003.

                                   Mr. Speight served as Chief Executive Officer of the Company and President and Chief Executive Officer of Flag Bank from 1998 to February 2002. He also served as the Company's President from 1998 to 2000.

                                   Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia Bankshares, Inc. from 1989 until 1998, when Middle Georgia Bankshares, Inc. merged with the Company. Mr. Speight has served as a director of the Company since 1998 and as a director of Flag Bank or a predecessor of Flag Bank since 1984.

                                   Mr. Speight also served in various executive positions for Citizens Bank beginning in 1984, including President and Chief Executive Officer, and served as the Chief Executive Officer of First Flag Bank from 1999 until December 2000, when First Flag Bank and Citizens Bank merged. Mr. Speight is also a director of Regan Holding Corp. in Petaluma, California.

Executive Officers

      Messrs. Evans, Speight, Doughty and Wiley are also executive officers of the Company. Please see "Information Regarding Nominees and Continuing Directors" above for information about their titles, background and experience.

Management Stock Ownership

      The following table lists the number and percentage ownership of shares of common stock beneficially owned as of March 1, 2005 by each director and director nominee of the Company, each executive officer named in the Summary Compensation Table, all current executive officers and directors as a group and each person known to management to own over five percent of the Company's outstanding common stock, based solely on reports on Schedule 13D or 13G filed with the Securities and Exchange Commission. Information relating to beneficial ownership of Company common stock is based upon "beneficial owner" concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has


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

or shares "voting power" or "investment power" over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                 Amount and
                                            Nature of Beneficial      Percent
              Name                                Ownership         of Total (%)
              ----                          --------------------    ------------

(a)  Directors, Director Nominees
     and Named Executive Officers

     William H. Anderson, II                   473,425     (1)           5.5
     H. Speer Burdette, III                     37,500     (2)             *
     Stephen W. Doughty                        316,664     (3)           3.7
     Joseph W. Evans                           368,150     (4)           4.2
     Quill O. Healey                            15,000     (5)             *
     John Houser                                11,500     (6)             *
     James W. Johnson                          171,825     (7)           2.0
     J. Daniel Speight                         431,949     (8)           5.0
     J. Thomas Wiley, Jr.                      310,680     (9)           3.6

(b)  Other 5% Shareholders

     Jeffrey L. Gendell                        445,000     (10)          5.2

(c)  Current Directors and Executive
     Officers as a group
     (9 persons)                             2,136,693     (11)         22.8

----------
*     Represents less than one percent.

(1) Consists of (a) 12,625 shares held by Mr. Anderson, (b) 276,000 shares held by Southern Trust Insurance Company, a controlled business entity,
      (c) 20,000 shares held by a trust, (d) 9,800 shares held by VHA Partners, a controlled business entity, (e) 5,000 shares subject to options exercisable within 60 days, and (f) 150,000 shares subject to exercisable warrants.

(2) Consists of (a) 3,650 shares held by Mr. Burdette, (b) 6,626 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (c) 27,224 shares subject to options exercisable within 60 days.

(3) Consists of (a) 156,250 shares held by Mr. Doughty, (b) 1,450 shares held jointly with his spouse, as to which beneficial ownership is shared, (c) 7,454 shares held in his IRA, (d) 1,510 shares issued pursuant to the Company's 401(k) Plan, and (e) 150,000 shares subject to exercisable warrants.

(4) Consists of (a) 218,150 shares held by Mr. Evans and (b) 150,000 shares subject to exercisable warrants.

(5) Consists of (a) 10,000 shares held by Healey Investments, L.L.P., a controlled business entity, and (b) 5,000 shares subject to options exercisable within 60 days.

(6) Consists of (a) 2,000 shares held by Mr. Houser, (b) 3,100 shares held in an Individual Retirement Account for the benefit of Mr. Houser, (c) 1,400 shares held in a 401(k) plan, and (d) 5,000 shares subject to options exercisable within 60 days.


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

(7) Consists of (a) 64,377 shares held by Mr. Johnson, (b) 2,716 shares held by Mr. Johnson's spouse, as to which beneficial ownership is shared, (c) 84,010 shares held by McCranie Companies, Inc. Profit Sharing Plan for the benefit of Mr. Johnson, (d) 1,365 shares as custodian for grandchildren,
      (e) 13,357 shares subject to options exercisable within 60 days, and (f) 6,000 shares subject to exercisable warrants.

(8) Consists of (a) 178,450 shares held by Mr. Speight, (b) 5,000 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (c) 3,500 shares held by Mr. Speight as trustee for Anna Davis, (d) 1,677 shares held by Mr. Speight as custodian for Alex Speight, (e) 1,677 shares held by Mr. Speight as custodian for J. Daniel Speight, III, (f) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (g) 39,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, (h) 21,775 shares issued pursuant to the Company's 401(k) Plan,
      (i) 142,582 shares subject to options exercisable within 60 days, and (j) 30,000 shares subject to exercisable warrants.

(9) Consists of (a) 158,855 shares held by Mr. Wiley, (b) 300 shares held as custodian for J. T. Wiley, III, (c) 300 shares held as custodian for James Wiley, (d) 1,225 shares issued pursuant to the Company's 401(k) Plan, and
      (e) 150,000 shares subject to exercisable warrants.

(10) Consists of shares owned of record by Tontine Financial Partners, L.P. ("TFP"), a Delaware limited partnership. Tontine Management, L.L.C. ("TM"), a Delaware limited liability company and the general partner of TFP, and Jeffrey L. Gendell, the managing member of TM, share voting and investment power with TFP with respect to the indicated shares. The address of TRP, TM and Mr. Gendell is 237 Park Avenue, 9th Floor, New York, New York 10017.

(11) Includes (a) 25,910 shares held in the Company's 401(k) Plan, (b) 198,163 shares subject to options exercisable within 60 days, and (c) 636,000 shares subject to exercisable warrants.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Company conducts its business through meetings of the full Board and through joint committees of the Boards of Directors of the Company and its subsidiary bank. The Company's committees include an Audit and Exam Committee, a Benefits and Compensation Committee, an Executive Management Committee and a Nominating Committee. During 2004, the Board of Directors held 23 meetings, including 19 by unanimous written consent; the Audit and Exam Committee held five meetings and the Benefits and Compensation Committee held four meetings, including three by unanimous written consent. The Executive Management Committee met on approximately a weekly basis. The Nominating Committee met twice by unanimous written consent. During 2004, each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he is a member.

      Audit and Exam Committee. The Audit and Exam Committee is responsible for engaging, overseeing and compensating the Company's independent auditors, pre-approving all allowable audit services, reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of the Company's internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Audit and Exam Committee members are William H. Anderson, II, H. Speer Burdette, III, Quill O. Healey, John D. Houser and James W. Johnson.

      The Board of Directors has determined that each Audit and Exam Committee member is independent in accordance with the recently amended NASDAQ Stock Market listing standards and applicable Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit and Exam Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that H. Speer Burdette, III and John D. Houser meet the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated.

      Benefits and Compensation Committee. The Benefits and Compensation Committee of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for establishing compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans.

      Benefits and Compensation Committee members are William H. Anderson, II,
H. Speer Burdette, III, Quill O. Healey, John D. Houser and James W. Johnson. All of the committee members are independent directors in accordance with NASDAQ Stock Market listing standards.

      Executive Management Committee. The Executive Management Committee meets approximately weekly and reviews the Company's financial reports and takes actions as to matters arising between scheduled board meetings that are not reserved for action by the full Board or a specific committee. Executive Management Committee members are Stephen W. Doughty, Joseph W. Evans, J. Daniel Speight and J. Thomas Wiley, Jr.

      Nominating Committee. The Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders' meeting. The Committee consists of William H. Anderson, II, H. Speer Burdette, III, Quill O. Healey, John D. Houser and James W. Johnson. All of the committee members are independent directors in accordance with NASDAQ Stock Market listing standards. The Committee has a charter that is available for review on the Company's website at www.flagbank.com.

Audit and Exam Committee Report

      The Audit and Exam Committee reports as follows with respect to the audit of the Company's 2004 audited consolidated financial statements.

      o The Committee has reviewed and discussed the Company's 2004 audited consolidated financial statements with the Company's management;

      o The Committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

      o The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

      o Based on review and discussions of the Company's 2004 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2004 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

            March 14, 2005                 H. Speer Burdette, III, Chairman
                                           William H. Anderson, II
                                           Quill O. Healey
                                           John D. Houser
                                           James W. Johnson

Audit and Exam Committee Charter

      The Audit and Exam Committee has adopted a written charter and reviews and approves any changes to the charter at least annually. No changes were made to the Committee's current charter since its adoption in 2004.

Director Compensation

      Non-employee members of the Board of Directors receive $5,000 per quarter, which includes all board meetings and assigned committee meetings for the Company's and Flag Bank's boards. The Company paid a total of $95,000 in directors' fees in 2004. Directors who are employees of the Company or its subsidiaries do not receive directors' fees.

      The Company's 1994 Directors Stock Incentive Plan (the "Directors Stock Plan"), provides that each person who becomes a director of the Company and who is not an employee of the Company or any of its subsidiaries will be granted an option for the purchase of 5,000 shares of common stock upon the commencement of his or her service as a director. Additionally, the Directors Stock Plan provides that as of each March 1st, starting at March 1, 1995 and ending on March 1, 2004, the non-employee directors as a group will be entitled to receive options to purchase an aggregate of 6,000 shares of common stock if the Company's book value as of the immediately preceding December 31st equals or exceeds 106% of the Company's book value as of the prior December 31st. If the options are granted, the 6,000 shares subject to the options are allocated equally among the non-employee directors. The Directors Stock Plan terminated in April 2004, and no directors other than Messrs. Healey and Houser received options thereunder in 2004. Messrs. Healey and Houser each received options to purchase 5,000 shares of common stock at an exercise price of $12.25 per share, representing the fair market value of the stock on the date of grant, upon election to the board on April 20, 2004. The options vested in full upon grant and have a 10-year term.

      Mr. Speight and Mr. Johnson participate in the Citizens Bank Director Indexed Fee Continuation Program, and Mr. Burdette participates in the First Federal Director Indexed Fee Continuation Program. Both of these programs are now sponsored by Flag Bank and provide retirement benefits to the participants and death benefits to their designated beneficiaries. Under these programs, predecessors of Flag Bank purchased split-dollar whole life insurance contracts on the lives of each of the participating directors. Flag Bank retains the tax-free build-up of cash surrender value in the policies up to the after-tax opportunity costs for premiums paid on the policies. Any remaining earnings from the policies are accrued to deferred compensation liability accounts for the directors. The earnings in a director's account are payable in ten annual installments commencing 30 days following the director's retirement as a director. In the event the insurance contracts fail to produce positive returns, Flag Bank has no obligation to contribute to the programs. As of December 31, 2004, the cash surrender value of the insurance contracts for all participants, including directors of Flag Bank who are not directors of the Company, was approximately $ 6.47 million, with an accrued liability of $786,000. Expense incurred during 2004 as a reserve for the benefits was approximately $460,000.

Compensation Committee Interlocks and Insider Participation

      The Benefits and Compensation Committee consists of Messrs. Anderson, Burdette, Healey, Houser and Johnson.

      On November 12, 2002, the Company acquired the assets of Bankers' Capital Group, LLC ("BCG"), a specialized loan origination business based in Atlanta, Georgia. Messrs. Evans, Wiley and Doughty are managers and members of BCG, and Mr. Anderson is a member, but not a manager, of BCG. As such, they are entitled to receive distributions from BCG in proportion to their respective membership interests. The Company paid BCG an initial purchase price of $1,405,000 at closing, with an additional $1,500,000 remaining payable on a contingent basis under an earn-out provision. In 2004, the Company paid BCG $765,000 under this provision.

                   Benefits and Compensation Committee Report
                            on Executive Compensation

      This report is submitted by the members of the Benefits and Compensation Committee regarding 2004 executive compensation.

Employment Agreements

      Messrs. Speight, Doughty and Wiley are parties to employment agreements, and Mr. Evans is a party to a Make-Whole Agreement, described in "Employment and Change in Control Agreements." See that section of this proxy statement for the terms of their agreements.

Base Salaries

      The Committee establishes salaries for the Company's executive officers, including the Chairman and Chief Executive Officer, based principally on a subjective review of the executive's individual performance and degree of experience. Salaries are also designed to be competitive with salaries paid to executives in similar positions in financial institutions of comparable asset size. Base salaries for 2004 and 2005 were based on these factors. Salaries for 2004 are shown in the Summary Compensation Table and salaries for 2005 remain unchanged. See "Compensation of the Chief Executive Officer" for information regarding his base salary arrangements.

Annual Incentives

      One of the Committee's objectives in managing executive compensation is to link directly a significant portion of executive pay to Company performance. The Committee awarded a bonus representing the maximum bonus opportunity of 50% of 2004 base salary to each of the officers named in the Summary Compensation Table based upon the Company's performance against budgeted 2004 net income and deposit growth targets and compliance with operational, risk management and regulatory compliance standards. It also awarded a one-time bonus of $47,813 to each executive officer for efforts in connection with the Bank's sale of its Thomaston, Georgia branch in 2004.

      The Committee has also established the Company's 2005 bonus policy, which reflects a proportionately higher emphasis on the Company's performance as a component of total compensation, given that base salaries remain unchanged for 2005. If specified net income and deposit growth targets are met and assuming continued satisfactory performance in the areas of regulatory compliance, risk and operational management and pursuit of strategic objectives, an initial bonus opportunity of 70% of base salary will be available to the executive officers named in the Summary Compensation Table. If net income and deposit growth for 2005 fall short of budget but are above a 90% "floor" for payment, each of these executives will receive a portion of his initial bonus opportunity that represents the percentage of the difference between the "floor" and budget represented by the actual net income or deposit growth for the year. For example, if actual net income represents 95% of budget, an executive would be entitled to receive 50% of his initial 70% bonus opportunity.

      An additional bonus pool was also authorized for these executives and two others (subject to expansion to include other executives depending on their respective segment's performance against budget). The additional bonus pool will consist of 30% of the amount by which the Company's net income exceeds budget and will be prorated among the participating executives based on their respective initial bonus opportunities.

Long-term Incentives

      Another major objective of the Committee in managing executive compensation is to reward executives for increasing the value of the Company to its shareholders. The Flag Financial Corporation 2004 Equity Incentive Plan (the "Plan") accomplishes this objective by providing executives with opportunities to earn and acquire a meaningful ownership interest in the Company. The Committee (excluding employee members) is authorized to make awards of stock options and other stock-based incentives and selects or ratifies the officers and other key employees to whom awards may be made under the Plan.

      Because the value of stock options and other stock awards is determined by the price of the common stock, the Committee believes these awards benefit stockholders by linking a potentially significant portion of executive pay to the performance of the common stock. In addition, the Plan assists the Company in attracting and retaining key employees and providing a competitive compensation opportunity. Awards to executive officers under the Plan are granted based on the Committee's subjective assessment of the executive's contributions to the Company's performance and the degree to which compensation in the form of a long-term incentive is likely to produce improved earnings, return on equity and assets and other measures of Company performance. Based on these factors, the Committee granted options to purchase 5,000 shares of common stock to the executive officers named in the Summary Compensation Table on February 4, 2004.

Other Benefits

      Mr. Speight participates in the Citizens Bank Director Indexed Fee Continuation Program described under "Director Compensation" and in a Salary Continuation Plan described in "Employment and Change in Control Agreements." In general, the other benefit plans provided to key employees, such health care, life insurance, profit sharing and 401(k), are intended to provide an adequate retirement income as well as financial protection against illness, disability or death. Benefits offered to executive officers were substantially the same as those provided to all employees.

Compensation of the Chief Executive Officer

      In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy as described in this report, the Company's financial and business performance and competitive practices. Salaries, bonuses and long-term incentives are awarded based on the same factors as are considered for the Company's other executive officers. For 2004, Mr. Evans' salary was set at $265,000 per year, with an opportunity for a bonus of $132,500 (representing 50% of his base salary) if the Bank exceeded its 2004 budgeted net income and deposit growth. Because the Company met or exceeded these targets and complied with operational, risk management and regulatory compliance standards, Mr. Evans received the full amount of the bonus described above. He also received a $47,813 bonus for his efforts in connection with the sale of the Bank's Thomaston, Georgia branch in 2004 and options to purchase 5,000 shares of common stock on February 4, 2004, which were granted for the reasons discussed under "Long-Term Incentives" above. Mr. Evans' 2005 maximum compensation includes a base salary of $265,000, which is the same as his 2004 base salary, and the same bonus opportunity as is available to the other executive officers as described in "--Annual Incentives" above.

Section 162(m) of the Internal Revenue Code

      It is our responsibility to address any issues raised by Section 162(m) of the Internal Revenue Code. Revisions to Section 162(m) make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies. Our 2004 Equity Incentive Plan limits to 100,625 the number of stock options that may be awarded to any individual in a single year under that plan. The Committee has not otherwise established a specific policy regarding deductibility of executive compensation under Section 162(m), but believes that the Company is not at risk of losing deductions thereunder.

Summary

      The Company's executive compensation program encourages executives to manage the Company profitability and to increase the value of the business to the shareholders. The emphasis on annual and long-term incentives is consistent with the Committee's policy of linking pay to performance and increasing shareholder value. The Committee believes this approach provides competitive compensation and is in the best interest of the stockholders. The Committee will continue to monitor the effectiveness of the executive compensation program and will initiate changes as it deems appropriate.

      Submitted by the members of the Benefits and Compensation Committee of the Board of Directors of Flag Financial Corporation.

               William H. Anderson, II
               H. Speer Burdette, III
               Quill O. Healey
               John D. Houser
               James W. Johnson

Performance Graph

      The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Bank Stock Index for the past five years. The Performance Graph assumes reinvestment of dividends, where applicable.

                              [RTCO TO INSERT GRAPH
                            (W/O HEADING) AND 5-YEAR
                                    TABLE OF
                                RETURNS FROM CRSP
                                     FILES]

                             EXECUTIVE COMPENSATION

Summary of Compensation

      The following table shows information concerning annual and long term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years indicated of our Chief Executive Officer during 2004, and the other most highly compensated executive officers who served in such capacities as of December 31, 2004 and who earned over $100,000 in salary and bonus during 2004 (the "Named Executive Officers"). The information reported for Messrs. Evans, Doughty and Wiley begins in 2002 because that was the year they were first employed by the Company.

                           Summary Compensation Table





                                                                                                 Long-Term
                                                                                                Compensation
                                                        Annual Compensation                        Awards
                                              --------------------------------------------         ------
                                                                                                 Securities
                                                                                                 Underlying
Name and                                                                     Other Annual          Options           All Other
Principal Position                 Year       Salary          Bonus        Compensation(1)      (# of shares)     Compensation(2)
------------------                 ----       ------          -----        ---------------      -------------     ---------------


Joseph W. Evans                    2004     $265,000        $180,313(3)           -0-              5,000(4)         $ 82,825(5)
---------------
Chairman, President and Chief      2003     $150,000        $ 42,188              -0-                 -0-           $  8,409
Executive Officer of the           2002           -0-(6)          -0-             -0-                 -0-                 -0-
Company

J. Daniel Speight                  2004     $225,000        $160,313(3)           -0-              5,000(4)         $ 10,449
-----------------
Vice Chairman, Chief               2003     $225,000        $ 42,188              -0-                 -0-           $ 12,207
Financial Officer and              2002     $250,000        $ 62,500          42,104(7)               -0-           $361,074
Secretary of the Company

Stephen W. Doughty                 2004     $225,000        $160,313(3)           -0-              5,000(4)         $  5,637
------------------
Vice Chairman and Chief Risk       2003     $225,000        $ 42,188              -0-                 -0-           $ 11,764
Management Officer of the          2002     $129,167        $ 62,500              -0-                 -0-           $  6,665
Company

J. Thomas Wiley, Jr                2004     $225,000        $160,313(3)           -0-              5,000(4)         $  5,637
-------------------
Vice Chairman and Chief            2003     $225,000        $ 42,188              -0-                 -0-           $ 11,764
Banking Officer of the             2002     $129,167        $ 62,500              -0-                 -0-           $  6,665
Company

----------
(1) We have omitted information on "perks" and other personal benefits with an aggregate value below the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(2) Consists of matching contributions to the Company's Profit Sharing Plan and 401(k) Plan and of insurance premiums for disability, term and other life insurance in the following amounts:

                                          Profit Sharing/401(k)       Insurance
       Name               Year            Matching Contributions       Premiums
       ----               ----            ----------------------       --------
       Mr. Evans          2004                   $ 4,646                $1,074
                          2003                   $ 7,188                $1,221
                          2002                   $    -0-               $   -0-

                                          Profit Sharing/401(k)       Insurance
       Name               Year            Matching Contributions      Premiums
       ----               ----            ----------------------      ---------
       Mr. Speight        2004                   $ 9,375                $1,074
                          2003                   $10,000                $2,207
                          2002                   $10,000                 1,074
                                                                        $
       Mr. Doughty        2004                   $ 4,563                $1,074
                          2003                   $10,000                $1,764
                          2002                   $ 6,458                   207
                                                                        $
       Mr. Wiley          2004                   $ 4,563                $1,074
                          2003                   $10,000                $1,764
                          2002                   $ 6,458                   135

(3) Includes a one-time bonus in the amount of $47,813 on the 2004 sale of the Bank's Thomaston, Georgia branch. See "Compensation Committee Report--Annual Incentives" for additional information regarding the determination of 2004 bonuses.

(4) See "Option Grants in Last Fiscal Year" below for information regarding the terms of these options.

(5) Includes $77,105 paid pursuant to the Make-Whole Agreement described in "--Employment and Change in Control Agreements."

(6) Mr. Evans volunteered to forego any salary, bonus or other compensation as the Company's Chief Executive Officer during his first year of service in such capacity.

(7) Includes $19,250 as the value of a company car transferred to Mr. Speight and the value of personal use of the car during 2002. Also includes $22,152 in rent paid by the Company on a condominium available for his use in connection with travel on behalf of the Company.

                        Option Grants in Last Fiscal Year

      The following table provides details regarding stock options granted to the Named Executive Officers in 2004.

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                               Annual Rate of Stock
                                                                                              Price Appreciation for
                                              Individual Option Grants                             Option Term(1)
                                      ---------------------------------------                 ----------------------

                                                     % of Total
                                                      Options
                                       Securities    Granted to     Exercise
                                       Underlying    Employees         or
                            Date of     Options      in Fiscal     Base Price    Expiration
      Name                   Grant    Granted (#)     Year (%)     ($/Sh)(2)        Date          5%          10%
      ----                   -----    -----------     --------     ---------        ----          --          ---
Joseph W. Evans             2/4/04      5,000(3)        5.0           12.90         2/4/14      40,564      102,796
J. Daniel Speight           2/4/04      5,000(3)        5.0           12.90         2/4/14      40,564      102,796
Stephen W. Doughty          2/4/04      5,000(3)        5.0           12.90         2/4/14      40,564      102,796
J. Thomas Wiley, Jr.        2/4/04      5,000(3)        5.0           12.90         2/4/14      40,564      102,796

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of the Company's common stock.

(2) Option holders may pay the exercise price by delivery of already-owned shares. Option holders can pay tax withholding obligations related to exercise of the options by offset of the underlying shares, subject to certain conditions.

(3) The options vest in full on the three-year anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The Named Executive Officers did not exercise any options in 2004. The following table reports their respective option holdings and values at the end of fiscal 2004.

                                      Number of Securities
                                      Underlying Unexercised                Value of Unexercised
                                   Options at Fiscal Year-End            In-the-Money Options (1)
                                --------------------------------------------------------------------
  Name                          Exercisable        Unexercisable     Exercisable       Unexercisable
  ----                          -----------        -------------     -----------       -------------
  Joseph W. Evans                        0              5,000                  0      $      8,400
  J. Daniel Speight                135,922             24,578         $  515,256      $    152,480
  Stephen W. Doughty                     0              5,000                  0      $      8,400
  J. Thomas Wiley, Jr.                   0              5,000                  0      $      8,400

----------
(1) Reflects information relating only to options held by the Named Executive Officers with exercise prices that were less than the market value of the Company's common stock ($14.58 per share) at December 31, 2004.

Employment and Change in Control Agreements

      Mr. Evans

      On June 7, 2004, the Company entered into a Make-Whole Agreement with Joseph W. Evans providing for the Company's payment to Mr. Evans of $660,927, representing the aggregate amount remaining due under the non-competition provisions of his employment agreement with the acquirer of his prior employer. This amount is to be paid in monthly installments of $11,015 beginning in June 2004 and ending in May 2009. The Company entered into the make-whole agreement in order to enable Mr. Evans to terminate his prior employment agreement and thereby enhance the Company's ability to pursue acquisitions and otherwise conduct its business in its market. In the event of a change of control of the Company, the entire amount will be due and payable at a discount of 6%.

      Mr. Speight

      Employment Agreement. On February 21, 2002, the Company and Flag Bank entered into an amended and restated employment agreement with J. Daniel Speight. The Employment Agreement provides for a term of three years that automatically renews each day after the effective date so that the term remains a three-year term until any party notifies the others that the automatic renewals should discontinue. The Employment Agreement provides for an annual salary that is reviewed at least annually by the Board of the Company and Flag Bank. Mr. Speight's current base salary as determined under the Employment Agreement is $225,000. The Employment Agreement also provides for Mr. Speight to participate in any bonus, stock option or other executive compensation programs available to senior management of the Company. Mr. Speight received title to his company car and is entitled to various

"perks" and to participate in all group employee benefit plans. Mr. Speight is also entitled to participate in a deferred compensation program similar to the split dollar insurance program provided by the Company during prior years. See "Salary Continuation Agreement" below. In addition, the Employment Agreement provides that if the Company reduces or eliminates dividends on its common stock for any quarter during the term of the Employment Agreement, Mr. Speight will receive an amount equal to $9,000 less the amount of any dividends he actually receives during the quarter, with the payment to be reduced to reflect the proportionate effect of any reduction in the number of shares of the Company's common stock he owns during that quarter.

      The Employment Agreement states that, in the event the Company or Flag Bank terminates Mr. Speight's employment other than for "cause" (as defined in the Employment Agreement) or Mr. Speight terminates his employment for "cause" or due to a change in control, Mr. Speight is entitled to receive a severance payment in a lump sum amount equal to his average monthly compensation multiplied by the number of months remaining in the term of the Employment Agreement. For purposes of this calculation, "average monthly compensation" means: (i) the sum of (x) his then current annual base salary plus (y) his most recent annual bonus or, if greater, his average bonus for the three prior years;
(ii) divided by 12. For example, if Mr. Speight's employment were to terminate during 2005 as a result of a change in control, he would receive a cash payment of $1,155,924, representing his $32,109 average monthly compensation for 2005 multiplied by the 36 months left in the term of his agreement. If there are less than twelve months remaining in the term of the Employment Agreement, Mr. Speight will be entitled to receive a lump sum payment equal to his average monthly compensation multiplied by twelve. Mr. Speight will also be entitled to receive an amount equal to the COBRA health continuation coverage costs for himself and his dependents for the longer of (a) twelve months, (b) the remaining term of the Employment Agreement or (c) the period during which Mr. Speight and his dependents are eligible to continued COBRA coverage from the Company.

      Pursuant to the terms of the Employment Agreement, during the term of his employment and for twelve months following his termination of employment, Mr. Speight agrees not to compete with the Company or Flag Bank or solicit any of their customers or employees. The agreement not to compete and not to solicit customers or employees does not apply if (1) the Company or Flag Bank terminates Mr. Speight without cause, (2) Mr. Speight terminates his employment in connection with a change in control of the Company, or (3) Mr. Speight terminates employment for cause.

      Salary Continuation Agreement. On November 11, 2004, the Company and the Bank entered into a Salary Continuation Agreement with J. Daniel Speight. The agreement provides for a maximum annual cash payment of $136,000, payable in monthly installments over 15 years, commencing upon Mr. Speight's retirement from with the Bank. The benefit is currently 25% vested (which would result in a $34,000 current annual benefit) and vests in additional 4% increments for each year of employment with the Bank. If Mr. Speight's employment terminates voluntarily prior to normal retirement age (65), then he will receive the vested percentage of his retirement benefit. On the other hand, if: (i) his employment is terminated in the event of a change of control of the Bank; (ii) his employment is terminated without cause; or (iii) his duties are materially diminished or he is not reelected as a director or appointed as Vice Chairman of the Company, then he will receive his full retirement benefit without regard to vesting. No benefits will be paid in the event of termination of employment for cause.

      Mr. Doughty and Mr. Wiley

      On January 13, 2004, the Company entered into Change in Control Agreements with Stephen W. Doughty and J. Thomas Wiley, Jr. Each Change in Control Agreement provides for a term of three years that automatically renews each day after the effective date so that the term remains a three-year term until either party notifies the other that the automatic renewals should discontinue. Irrespective of the three-year term, the term of each Change in Control Agreement will expire twelve months following a change in control.

      Each Change in Control Agreement provides for payment of benefits in different amounts depending upon whether the change in control is "satisfactory" or "unsatisfactory." An "unsatisfactory" change in control is one in which the employee is not offered a commensurate position with the surviving entity. A "satisfactory" change in control is one in which the employee is offered a commensurate position with the surviving entity.

      In the event of an "unsatisfactory" change in control, if the employee is terminated by the employer without "cause" (as defined in the Change in Control Agreement) or terminates with "good reason" (as defined in the Change in Control Agreement) within twelve months following the change in control, the employee is entitled to receive a severance payment in a lump sum amount equal to three times the sum of his annual base salary and largest annual bonus paid in the three preceding years. For example, if the employee is terminated under these circumstances during 2005, he will receive a cash payment of $1,155,939, representing three times the sum of his current base salary ($225,000) and his largest bonus in the last 3 years ($160,313). The employee will also be entitled to a payment equal to the COBRA health continuation coverage costs for the employee and his dependents during the period in which they are eligible to continue COBRA coverage from the Company.

      In the event of a "satisfactory" change in control, the employee will be eligible to receive a success fee equal to one times his base salary and bonus if the fair market value of the Company's stock increases by twenty-five percent of its pre-change in control value. The success fee will be payable regardless of whether or not the employee accepts the position with the surviving entity. For example, in the event of a change of control of the Company during 2005 and a resulting 25% increase in the Company's stock value, he will receive a success fee of $385,313, representing his $225,000 base salary plus his largest bonus in the last three years, $160,313.

      In the event of a satisfactory change in control in which the employee accepts the position with the surviving entity, the employee may terminate employment for any reason within twelve months following the change in control and will be entitled to receive a severance benefit in a lump sum amount equal to two times his base salary and bonus. However, if the success fee described above is payable to the employee, the employee's severance benefit payable upon such a termination following a "satisfactory" change in control will only be equal to one times his base salary and bonus. As a result, an executive who terminates employment as a result of a 2005 change in control but is not entitled to a success fee would receive a cash payment of $770,626, representing two times his 2005 salary plus his highest bonus within the last three years, while an executive who terminates employment but did receive a success fee would receive a severance payment of $385,313 in addition to his $385,313 success fee, representing a total payment of $770,626. In addition, the employee will also be entitled to receive a payment equal to the COBRA health continuation coverage costs for the employee and his dependents during the period in which they are eligible to continue COBRA coverage from the Company.

      Pursuant to the terms of each Change in Control Agreement, if the employee receives payment of benefits upon a change in control, for twelve months following the employee's termination of employment, the employee agrees not to compete with the Company or solicit any of its customers and employees.

      Each Change in Control Agreement provides that any payments made under the agreement or otherwise paid in connection with a change in control are subject to cutback in the event that the amount of those payments trigger the application of the golden parachute rules under the Internal Revenue Code.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who beneficially own more than 10% of the Company's common stock, as well as various affiliates of these persons, to file initial reports of ownership and reports of changes in their ownership of the Company's common stock with the Securities and Exchange Commission. Directors, executive officers and persons beneficially owning more than 10% of the Company's common stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) reports they filed. To the Company's knowledge, no person beneficially owned more than 10% of the Company's common stock during 2004. Based solely on its review of the copies of reports received by it and written representations received by it that no other reports were required, the Company believes that except for two late filings, each covering one transaction, by each of Messrs. Burdette, Doughty, Evans, Healey and Wiley, and one late filing covering one transaction by each of Messrs. Houser and Speight, all of its directors and executive officers complied with applicable Section 16(a) filing requirements for 2004.

                           RELATED PARTY TRANSACTIONS

      Directors, executive officers, principal shareholders of the Company and their affiliates have been customers of Flag Bank and predecessors from time to time in the ordinary course of business, and additional transactions may be expected to take place in the future. In accordance with applicable federal laws and regulations, all loans by Flag Bank to these persons are made (1) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, (2) do not involve more than the normal risk of collectibility or embody other unfavorable features, and (3) comply with specified quantitative limits imposed by federal laws and regulations. At December 31, 2004, the aggregate amount of loans and extensions of credit outstanding to these persons was approximately $5,007,000, which represented approximately 7.24% of the total equity capital of the Company.

      None of the loans outstanding at the Flag Bank or any predecessor of Flag Bank to directors, executive officers or principal shareholders of the Company at any time during or subsequent to 2004 was or has been on past due or non-accrual status, has been restructured, or is considered by Flag Bank to be a problem loan.

      See "Proposal 1: Election of Directors - Compensation Committee Interlocks and Insider Participation" for information regarding a transaction involving the Company and certain of its executive officers and directors.

                           PROPOSAL 2: RATIFICATION OF
                             INDEPENDENT ACCOUNTANTS

      The Audit and Exam Committee of the Board of Directors has appointed the firm of Porter Keadle Moore, LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 2005, and the Board has directed that the appointment be submitted to our shareholders for ratification at the Annual Meeting. If the shareholders do not ratify the appointment of Porter Keadle Moore, LLP, the appointment will be reconsidered.

      During the fiscal years ended December 31, 2004 and 2003, Porter Keadle Moore, LLP performed the following professional services:

             Description                               2004             2003
             -----------                               ----             ----
             -------------------------------------------------------------------
             Audit Fees                            $  217,073      $    159,953

             Audit-Related Fees                    $   29,610      $     14,100

             Tax Fees                              $   20,070      $     25,250

             All Other Fees                        $   25,875      $     32,250

      Audit Fees. This category includes aggregate fees billed for professional services rendered by Porter Keadle Moore, LLP for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2004 and 2003, including the audit of management's assessment of internal control over financial reporting for the year ending December 31, 2004, review of the annual report on Form 10-K and for the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2004 and 2003, including out of pocket expenses.

      Audit-Related Fees. This category includes fees billed for professional services rendered by Porter Keadle Moore, LLP associated with the audit of the Company's profit sharing and 401(k) plan, Federal Home Loan Bank collateral verification testing, testing of management's assertions regarding internal controls in accordance with Federal Deposit Insurance Corporation Improvement Act and various discussions regarding accounting issues related to mergers and acquisitions during the fiscal years ended December 31, 2004 and 2003.

      Tax Fees. This category includes the aggregate fees billed for tax services rendered by Porter Keadle Moore, LLP during the fiscal years ended December 31, 2004 and 2003. These services consisted primarily of tax compliance and tax consultation services.

      All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, including Information Technology General Controls Review and Network Vulnerability Assessment rendered to the company by Porter Keadle Moore, LLP during the fiscal years ended December 31, 2004 and 2003.

      The services provided by the independent accountants were pre-approved by the Audit and Exam Committee to the extent required under applicable law and in accordance with the provisions of the Committee's charter. The Audit and Exam Committee pre-approves all audit and non-audit services provided by the Company's independent accountants and may not engage them to perform any prohibited non-audit services. For 2004, 100% of the fees incurred were pre-approved. The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company's auditors.

      Representatives of Porter Keadle Moore, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

      The Board of Directors unanimously recommends that shareholders vote FOR Proposal 2.

               DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

      The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors and who are nominated in accordance with procedures described below.

      To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 3475 Piedmont Road, N.E.; Suite 550; Atlanta, Georgia 30305.

      1.    The name of the person recommended as a director candidate;

      2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

      3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

      4. As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

      5.    A statement as to the qualification of the nominee.

      In order for a director candidate to be considered for nomination at the Company's annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company's proxy statements was released to shareholders in connection with the previous year's annual meeting, advanced by one year.

Director Qualifications

      The Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Nominating Committee deems relevant.

Other Shareholder Communications

      Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to either the Corporate Secretary or the Director of Investor Relations of the Company, in each case at the address of the Company's principal office at 3475 Piedmont Road, N.E.; Suite 550; Atlanta, Georgia 30305. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals For 2005 Annual Meeting

      Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than November 10, 2005 to be included in the 2005 proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

      The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
April 1, 2005

                                   -----------

      The Company's 2004 Annual Report to Shareholders, which include audited financial statements for the Company, has been mailed to shareholders of the Company with these proxy materials. The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                REVOCABLE PROXY
                           FLAG FINANCIAL CORPORATION

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005
                         ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby appoints Joseph W. Evans and J. Daniel Speight, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Flag Financial Corporation (the "Company"), which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company, to be held at 3475 Piedmont Road, N.E., Suite 550, Atlanta, Georgia on May 17, 2005, at 1:00 p.m., local time, and at any adjournments thereof, as indicated below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. Election of Directors: Authority for the election of Stephen W. Doughty, John Houser and James W. Johnson as Class II directors, each to serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified.

         |_| FOR ALL NOMINEES listed above   |_| WITHHOLD AUTHORITY to vote for
             (except as marked to the            Nominees listed above.
             contrary below).

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above, and write the nominee's name in this space:

--------------------------------------------------------------------------------

2. Ratification of Appointment of Independent Accountants: Authority to ratify the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 2005.

                |_|   FOR           |_|   AGAINST         |_|   ABSTAIN

      THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2. If any other business is presented to a vote of the shareholders at the Annual Meeting, the undersigned hereby grants the proxies discretionary authority to vote this proxy in accordance with their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

      If the undersigned elects to withdraw this proxy on or before the time of the Annual Meeting or any adjournments of the Annual Meeting and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy, then the power of the proxies shall be terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date for the Annual Meeting.

      Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                         _________________________________________________, 2005
                         Date


                         _______________________________________________________
                         Signature


                         _______________________________________________________
                         Signature, if shares held jointly

                        Do you plan to attend the Annual Meeting? |_| YES |_| NO